New York 3 World Trade Center, 175 Greenwich Street New York, NY 10007 T +1 (212) 277-4000 T +1 (212) 284-4926 (direct) F +1 (646) 521-5726 E valerie.jacob@freshfields.com michael.levitt@freshfields.com freshfields.us Freshfields Bruckhaus Deringer is an international legal practice operating through Freshfields Bruckhaus Deringer US LLP, Freshfields Bruckhaus Deringer LLP, Freshfields Bruckhaus Deringer (a partnership registered in Hong Kong), Freshfields Bruckhaus Deringer Law office, Freshfields Bruckhaus Deringer Foreign Law Office, Studio Legale associato a Freshfields Bruckhaus Deringer, Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB, Freshfields Bruckhaus Deringer Rechtsanwälte PartG mbB and other associated entities and undertakings. For further regulatory information please refer to www.freshfields.com/support/legal-notice. BuzzFeed, Inc. 229 West 43rd Street, 10th Floor New York, New York 10036 July 3, 2024 Ladies and Gentlemen: We are acting as counsel to BuzzFeed, Inc., a Delaware corporation (the Company), in connection with the issue and sale through Craig-Hallum Capital Group LLC (Manager), from time to time, shares of the Company’s Class A common stock, $0.0001 par value per share (the Shares) with an aggregate offering price of up to $150,000,000 pursuant to (i) the shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the SEC) on March 21, 2023 (as amended through the date hereof, and together with the documents incorporated by reference therein, the Registration Statement), (ii) a prospectus dated April 5, 2023 (the Base Prospectus), as supplemented by the prospectus supplements dated June 20, 2023, April 11, 2024 and July 3, 2024 (together with the Base Prospectus and the documents incorporated by reference therein, the Prospectus); and (iii) the At the Market Offering Agreement dated June 20, 2023 by and among the Company and the Manager (the Sales Agreement). We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, the Shares being sold by the Company pursuant to the Sales Agreement have been duly authorized by the Company, and upon payment and delivery therefor in accordance with the Sales Agreement, will be validly issued, fully-paid and non-assessable.

2 In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Shares, (i) the authorization of the Board that duly established the terms of such Shares and duly authorized the issuance and sale of such Shares shall not have been modified or rescinded; (ii) the Shares are issued in accordance with the parameters established by the Board pursuant to the delegated authority determined by the Board; (iii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iv) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Shares. We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated July 3, 2024 and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. Very truly yours, /s/ Freshfields Bruckhaus Deringer US LLP